As filed with the Securities and Exchange Commission on January 26, 2010

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

WAFERGEN BIO-SYSTEMS, INC.
 (Exact name of registrant as specified in its charter)

Nevada	20-3699764
(State or other jurisdiction of	(I.R.S. Employer
Incorporation or organization)	Identification No.)

Bayside Technology Center
46531 Fremont Blvd.
Fremont, CA 94538
 (Address of principal executive offices)

WaferGen Bio-systems, Inc. 2008 Stock Incentive Plan
(Full title of the Plan)

Alnoor Shivji, President
Bayside Technology Center
46531 Fremont Blvd.
Fremont, CA 94538
(510) 651-4450
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With Copies to:

John W. Campbell III, Esq.
John M. Rafferty, Esq.
Morrison & Foerster LLP
425 Market Street
San Francisco, California 94105
(415) 268-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be registered (1)	Proposed maximum offering price per share		Proposed maximum aggregate offering price		Amount of registration fee
Common Stock, $0.001 par value per share	1,500,000	$2.23	(2)	$3,345,000	(2)	$238.50

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement includes an indeterminate number of additional shares which may be offered and issued to prevent dilution from stock splits, stock dividends or similar transactions as provided in the above-referenced plan.

(3)
Estimated solely for the purpose of calculating the registration fee.  Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price have been determined on the basis of the average of the high and low prices reported on the OTC Bulletin Board on January 25, 2010.

PART I
INFORMATION REQUIRED IN THE
SECTION 10(A) PROSPECTUS

This registration statement is being filed pursuant to General Instruction E to Form S-8 in order to register an additional 1,500,000 shares of common stock, par value $0.001 per share, of WaferGen Bio-systems, Inc. (the “Registrant”), which may be offered or sold to participants under the WaferGen Bio-Systems, Inc. 2008 Stock Incentive Plan (the “Plan”). The increase in the number of shares of common stock authorized for issuance under the Plan was approved by the Registrant’s stockholders at the Registrant’s 2009 annual meeting of stockholders held on December 4, 2009.  Pursuant to General Instruction E to Form S-8, the contents of registration statement No. 333-152597 are incorporated herein by reference except to the extent supplemented, amended or superseded by the information set forth herein.  Only those Items of Form S-8 containing new information not contained in registration statement No. 333-152597 are presented herein.

PART II
INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT

Item 3.        Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated by reference herein:

a.           The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, which includes audited consolidated financial statements for the fiscal year ended December 31, 2008.

b.           The description of the Registrant’s Common Stock contained in the Registrant’s Statement on Form S-1/A, filed under the Exchange Act on November 2, 2009, including any amendment or report filed for the purpose of updating such description.

c.           All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the audited financial statements described in (a) above.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

To the extent that any proxy statement or Form 8-K is incorporated herein by reference, such incorporation shall not include any information contained in such proxy statement or Form 8-K which is not, pursuant to the SEC’s rules, deemed to be “filed” with the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act.

Item 8.        Exhibits.

Exhibit No.	Description
5.1	Opinion of McDonald Carano Wilson LLP.
10.1	WaferGen Bio-Systems, Inc. 2008 Stock Incentive Plan.
23.1	Consent of Rowbotham & Company LLP.

Exhibit No.	Description
23.2	Consent of McDonald Carano Wilson LLP (contained in Exhibit 5.1).
24.1	Power of Attorney (contained on signature page).

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on January 27, 2010.

WAFERGEN BIO-SYSTEMS, INC.

By:	/s/ Alnoor Shivji
Alnoor Shivji
Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Alnoor Shivji and Hector Brush his true and lawful attorney-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments to this registration statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ Alnoor Shivji	Chairman, President and Chief Executive Officer (Principal Executive Officer)	January 27, 2010
Alnoor Shivji

Treasurer
/s/ Hector Brush	(Principal Financial Officer)	January 27, 2010
Hector Brush
/s/ Robert Coradini	Director	January 27, 2010
Robert Coradini
Director
Robert Hariri
Director
Dr. R. Dean Hautamaki
/s/ Joel Kanter	Director	January 27, 2010
Joel Kanter
Director
Makoto Kaneshiro

/s/ Nadine Smith	Director	January 27, 2010
Nadine Smith

INDEX TO EXHIBITS

Exhibit No.	Description
5.1	Opinion of McDonald Carano Wilson LLP.
10.1	WaferGen Bio-Systems, Inc. 2008 Stock Incentive Plan.
23.1	Consent of Rowbotham & Company LLP.
23.2	Consent of McDonald Carano Wilson LLP (contained in Exhibit 5.1).
24.1	Power of Attorney (contained on signature page).